UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32750	20-8901733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

(310) 893-0550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, Spark Networks, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Robert O’Hare, the Company’s Chief Financial Officer (the “Executive”). A summary of the material terms of the Amended Employment Agreement is set forth below.

Term. The term of the Amended Employment Agreement commences on January 1, 2017 and shall continue until terminated pursuant to the terms of the Amended Employment Agreement. The Amended Employment Agreement is terminable for any reason or no reason by either the Company or the Executive. Any such termination shall not be effective, however, until at least thirty (30) days following receipt of written notice of such termination by the other party.

Compensation. During the term, the Company shall pay the Executive an annual base salary of $305,000. During the term, the base salary may not be increased or decreased. The Executive also shall be eligible to receive a short-term annual cash incentive (“STI”) payment of $24,000 based upon specific operational goals to be determined by the board of directors of the Company (the “Board”) or the Compensation Committee of the Board.

Termination of Employment. Either the Company or Executive may terminate Executive’s employment at any time, with or without Cause (as defined in the Amended Employment Agreement), during the term of the Amended Employment Agreement. In the event the Executive’s employment terminates as described below under clauses (i) through (iii) or Executive is terminated by the Company for Cause, the Company shall pay to Executive upon Executive’s termination of employment: (i) the prorated base salary earned as of the date of Executive’s termination of employment, plus (ii) the accrued but unused vacation as of the date of Executive’s termination of employment, plus (iii) a pro rata amount of Executive’s STI payment for the year in which Executive’s employment terminates based on the number of days Executive was employed by the Company during such year (provided that in the event of Executive’s voluntary resignation during the Retention Period (defined below), Executive shall be entitled to a pro rata amount of Executive’s STI as set forth below in (i)). Any unvested equity interests held by Executive shall be forfeited upon the employment termination date, except as otherwise provided in the Amended Employment Agreement.

(i) In addition to any payments set forth above, in the event that the Company causes to occur an involuntary termination without Cause, Executive resigns from employment with the Company for Good Reason (as defined in the Amended Employment Agreement) during the term or Executive voluntarily resigns during the period after May 31, 2016 but prior to July 31, 2017 (the “Retention Period”), Executive shall be entitled to a “Severance Package” that consists of the following: (a) a single cash lump sum “Severance Payment” equal to 50% of Executive’s base salary, payment to be made on the sixtieth (60th) day following such termination, (b) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment to the extent Executive is not eligible for similar coverage through another employer, and (c) in the event of Executive’s voluntary resignation during the Retention Period, a pro rata amount of Executive’s STI payment for the year in which Executive’s employment terminates based on the number of days Executive was employed by the Company during such year. Executive’s eligibility for such Severance Package will be conditional on Executive executing a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other.

(ii) In addition to any payments set forth above, but not as set forth in paragraph (i) above, in the event of a Change in Control (as defined in the Amended Employment Agreement), and following the Change in Control, Executive resigns for any of the three following reasons: (a) Executive’s base salary is reduced by the Company; (b) a reduction in Executive’s title, or a material reduction in Executive’s duties, authorities, and/or responsibilities; or (c) a requirement by the Company, without Executive’s consent, that Executive relocate to a location greater than thirty-five (35) miles from Executive’s place of residence, then Executive shall be entitled to a “Severance Package” that consists of the following: (y) a single cash lump sum “Severance Payment” equal to 100% of Executive’s base salary, payment to be made on the sixtieth (60th) day following such termination, and (z) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment to the extent Executive is not eligible for similar coverage through another employer. Executive’s eligibility for such Severance Package will be conditional on Executive executing a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other.

(iii) In the event that Executive dies or terminates employment by reason of a Disability (as defined in the Amended Employment Agreement) during the term, Executive shall be entitled to (a) payment of the unpaid prorated base salary earned as of the date of Executive’s death or Disability (the “Measurement Date”), and (b) reimbursement of any COBRA payments paid by Executive or his estate or beneficiaries in the twelve (12) month period following the Measurement Date.

Change of Control. In the event of a Change in Control (as defined in the Amended Employment Agreement), 100% of any restricted stock units granted to Executive by the Company that are not yet vested shall vest immediately upon such Change in Control.

Other Terms. Subject to certain exceptions as provided in the Amended Employment Agreement, during Executive’s employment with the Company and for a period of twelve (12) months thereafter, Executive has agreed that he will not knowingly, separately or in association with others, materially and substantially interfere with, impair, disrupt or damage (i) the Company’s relationship with any of the customers of the Company with whom Executive has had contact by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from the Company and to an enterprise that is in direct competition with the Company Business or (ii) the Company’s business by directly contacting any Company officers or key employees for the purpose of inducing or encouraging them to discontinue their employment with the Company.

The foregoing summary of the Amended Employment Agreement is qualified in its entirety by the text of the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spark Networks, Inc. and Robert O’Hare, effective January 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: December 19, 2016	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer
(Principal financial officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spark Networks, Inc. and Robert O’Hare, effective January 1, 2017.